Final

THE COMPANIES (JERSEY) LAW 1991 A COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
BABYLON HOLDINGS LIMITED (COMPANY NUMBER: 115471) (Adopted by special resolution passed on 3 June 2021 and effective on 21 October 2021)

0132959-0000007 UKO3: 2002717204.12

Company number: 115471

THE COMPANIES (JERSEY) LAW 1991 A COMPANY LIMITED BY SHARES
AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF
BABYLON HOLDINGS LIMITED

(Adopted by special resolution passed on 3 June 2021 and effective on 21 October 2021)

1.The name of the company is Babylon Holdings Limited.

2.The company is a public company.

3.The company is a par value company.

4.The share capital of the company is US$409,896.05 divided into:

4.16,500,000,000    Class    A    Ordinary    Shares    with    a    par    value    of US$0.0000422573245084686 each;

4.23,100,000,000    Class    B    Ordinary    Shares    with    a    par    value    of US$0.0000422573245084686 each; and

4.3100,000,000 Deferred Shares with a par value of US$0.0000422573245084686 each.

5.The liability of a member of the company is limited to the amount unpaid (if any) on such member's share or shares.

Company number: 115471

THE COMPANIES (JERSEY) LAW 1991 A COMPANY LIMITED BY SHARES
AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF
BABYLON HOLDINGS LIMITED

(Adopted by special resolution passed on 3 June 2021 and effective on 21 October 2021)

CONTENTS

Article    Page

PRELIMINARY    1
1.Exclusion of Standard Table    1
2.Interpretation    1
3.Limited liability    7
SHARE CAPITAL    7
4.Share capital and rights attached to shares    7
5.Rights attaching to Class B Ordinary Shares    7
6.Rights attaching to Class A Ordinary Shares    8
7.Rights attaching to the Deferred Shares    9
8.Mandatory conversion of the Class B Ordinary Shares    10
9.Optional conversion of the Class B Ordinary Shares    10
10.Further provisions relating to ordinary shares    11
11.Conversion to Deferred Shares    11
12.Authority to allot shares and grant rights    12
13.Power to pay commission    12
14.Power to alter share capital    12
15.Power to issue redeemable shares and conversion of existing non-redeemable shares    13
16.Power to purchase own shares    13
17.Power to reduce capital    13
18.Trusts not recognised    13
UNCERTIFICATED SHARES – GENERAL POWERS    14
19.Uncertificated shares – general powers    14
VARIATION OF RIGHTS    14
20.Variation of rights    14
TRANSFERS OF SHARES    15
21.Right to transfer shares    15
22.Lock-up    15
23.Transfers of uncertificated shares    20
24.Transfers of certificated shares    20
25.Other provisions relating to transfers    20
26.Notice of refusal    20
TRANSMISSION OF SHARES    21
27.Transmission on death    21
28.Election of person entitled by transmission    21
29.Rights of person entitled by transmission    21
GENERAL MEETINGS    21
30.General meetings    21
31.Meeting at more than one place or in more than one format    22
32.Annual general meetings    23
33.Convening of general meetings other than annual general meetings    23
34.Separate general meetings    23
NOTICE OF GENERAL MEETINGS    23
35.Length, form and content of notice    24
36.Omission or non-receipt of notice    24
PROCEEDINGS AT GENERAL MEETINGS    24
37.Quorum    24
38.Security    25
39.Chair    25
40.Right to attend and speak    26
41.Resolutions and amendments    26
42.Adjournment    26
43.Method of voting    27
44.How poll is to be taken    27
45.Validity of meeting    28
VOTES OF MEMBERS    28
46.Voting rights    28
47.Representation of corporations    28
48.Voting rights of joint holders    29
49.Voting rights of members incapable of managing their affairs    29
50.Voting rights suspended where sums overdue    29

51.Objections to admissibility of votes    29
PROXIES    29
52.Proxies    29
53.Appointment of proxy    30
54.Receipt of proxy    30
55.Notice of revocation of authority etc.    31
MEMBERS' RESOLUTIONS IN WRITING    32
57.Members' resolutions in writing    32
DIRECTORS    32
58.Number of directors    32
59.Directors need not be members    32
ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS    32
60.Election of directors by the Company    32
61.Separate resolutions for election of each director    33
62.The Board's power to appoint directors    33
63.Retirement of directors    33
64.Removal of directors    34
65.Vacation of office of director    34
66.Executive directors    34
REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS    35
67.Special remuneration    35
68.Expenses    35
69.Pensions and other benefits    35
POWERS OF THE BOARD    36
70.General powers of the Board to manage the Company's business    36
71.Power to act notwithstanding vacancy    36
72.Provisions for employees    36
73.Power to borrow money    36
74.Power to change the name of the Company    36
DELEGATION OF BOARD'S POWERS    36
75.Delegation to individual directors    36
76.Committees    37
77.Local boards    37
78.Powers of attorney    37
DIRECTORS' INTERESTS    37
79.Declaration of interests in a proposed transaction or arrangement with the Company    37
80.Provisions applicable to declarations of interest    38
81.Directors' interests and voting    38
82.No duty of confidentiality to another person; waiver of corporate opportunity    40
PROCEEDINGS OF THE BOARD    42
83.Board meetings    42
84.Notice of board meetings    42
85.Quorum    42
86.Chair or deputy chair to preside    42
87.Competence of board meetings    42
88.Voting    42
89.Telephone/electronic board meetings    43
90.Resolutions without meetings    43
91.Validity of acts of directors in spite of formal defect    43
92.Minutes    43
SECRETARY    44
93.Secretary    44
SHARE CERTIFICATES    44
94.Issue of share certificates    44
95.Charges for and replacement of certificates    44
LIEN ON SHARES    45
96.Lien on partly paid shares    45
97.Enforcement of lien    45
CALLS ON SHARES    45
98.Calls    45

99.Interest on calls    46
100.Sums treated as calls    46
101.Power to differentiate    46
102.Payment of calls in advance    46
FORFEITURE OF SHARES    46
103.Notice of unpaid calls    46
104.Forfeiture on non-compliance with notice    47
105.Power to annul forfeiture or surrender    47
106.Disposal of forfeited or surrendered shares    47
107.Arrears to be paid notwithstanding forfeiture or surrender    47
SEAL    48
108.Seal    48
DIVIDENDS    48
109.Declaration of dividends by the Company    48
110.Fixed and interim dividends    48
111.Calculation and currency of dividends    49
112.Method of payment    49
113.Dividends not to bear interest    50
114.Calls or debts may be deducted from dividends    50
115.Unclaimed dividends etc.    50
116.Uncashed dividends    50
117.Dividends in specie    51
118.Scrip dividends    51
CAPITALISATION OF RESERVES    52
119.Capitalisation of reserves    52
120.Capitalisation of reserves – employees' share schemes    53
RECORD DATES    54
121.Fixing of record dates    54
ACCOUNTS    54
122.Accounting records    54
REGISTER    54
123.Register Requirements    54
COMMUNICATIONS    55
124.Communications to the Company    55
125.Communications by the Company    55
126.When communication is deemed received    56
127.Record date for communications    57
128.Communication to person entitled by transmission    57
UNTRACED MEMBERS    57
129.Sale of shares of untraced members    57
130.Application of proceeds of sale    58
DESTRUCTION OF DOCUMENTS    58
131.Destruction of documents    58
WINDING UP    59
132.Powers to distribute in specie    59
INDEMNITY AND INSURANCE, ETC    59
133.Directors' indemnity, insurance and defence    59
FORUM SELECTION    60
134.Forum Selection    60

Company number 115471

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF
BABYLON HOLDINGS LIMITED

(adopted by special resolution passed on 3 June 2021 and effective on 21 October 2021)

PRELIMINARY

1.Exclusion of Standard Table

The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 do not apply to the Company.

2.Interpretation

(a)In these articles, unless the contrary intention appears:

(i)the following definitions apply:

these articles means these articles of association, as amended from time to time;

bankrupt and/or bankruptcy shall have the meaning specified in the Interpretation (Jersey) Law 1954 and includes individual insolvency proceedings in a jurisdiction other than the Bailiwick of Jersey which have an effect similar to that of bankruptcy;

Board means the board of directors for the time being of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

Class A Ordinary Shares means the ordinary shares in the capital of the Company from time to time, identified in article 4(a) and with the rights set out therein and in these articles generally;

Class B Ordinary Shares means the ordinary shares in the capital of the Company from time to time, identified in article 4(b) and with the rights set out therein and in these articles generally;

clear days means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Closing Date means the date of closing of the Merger;

committee means a committee of the Board;

Companies Law means the Companies (Jersey) Law 1991 as in force from time to time;

the Company means Babylon Holdings Limited;

Deferred Shares means the redeemable deferred shares in the capital of the Company from time to time, referred to in article 4(c) and with the rights set out therein and in these articles generally;

director means a director for the time being of the Company;

electronic address means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

electronic form means a document sent or supplied by electronic means (for example, by e-mail or fax, or by any other means while in an electronic form);

an electronic general meeting means, subject to the Statutes, a general meeting held or conducted in such a way that allows persons who may not be physically present together to participate in the general meeting and communicate with each other any information or opinions they may have on any particular item of business of the meeting, and for the avoidance of doubt, such participation and communication requires that each member participating and communicating at the meeting can both hear any other of them or be heard by any other of them;

electronic means sent initially and received at its destination by means of electronic equipment for the processing (which expression includes digital compression) or storage of data, and entirely transmitted, conveyed and received by wire, by radio, by optical means or by other electromagnetic means;

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

the Founder means Dr Ali Parsadoust;

Founder Permitted Transferee means each of:

(A)the Founder's spouse, widow, children or remoter issue;

(B)the Founder's executor or personal representative, the executor or personal representative of any Founder Permitted Transferee or any surviving joint holder of Class B Ordinary Shares;

(C)any trust or foundation established by the Founder and/or any other Founder Permitted Transferee for the principal benefit of the Founder and/or any Founder Permitted Transferee;

(D)any entity (whether formed as a corporate or unincorporated body and whether or not having separate legal personality) which is directly or indirectly controlled by such trust or foundation;

(E)any partnership established by the Founder and/or any other Founder Permitted Transferee which is controlled by the Founder and/or any Founder Permitted Transferee;

(F)any entity (whether formed as a corporate or unincorporated body and whether or not having separate legal personality) which is directly or indirectly controlled by, or under common control with, such partnership;

(G)any entity (whether formed as a corporate or unincorporated body and whether or not having a separate legal personality) which is directly or indirectly, through one or more intermediaries, or which is controlled by, or under common control with, the Founder;

(H)any charitable entity (whether formed as a trust, corporate or unincorporated body and whether or not having separate legal personality) created by the Founder and/or any Founder Permitted Transferee which is regarded as charitable under the laws of any jurisdiction;

(I)any pension or retirement account created by the Founder and/or any Founder Permitted Transferee under the laws of any jurisdiction;

any trustee, custodian, general partner, nominee or equivalent of any person or entity described in (A) to (I) above;

hard copy form means a document sent or supplied by paper copy or a similar form capable of being read;

holder in relation to any share means the member whose name is entered in the register as the holder of that share;

Listing Transaction means (i) a bona fide underwritten public offering of the Company’s ordinary shares (or the ordinary shares of a subsidiary or a new holding company inserted into the Company's group for the purposes of the initial public offering) on a reputable, internationally recognised stock exchange; or (ii) the merger of the Company (or a subsidiary or a new holding company inserted into the Company's group) with a special purpose acquisition company (or its subsidiary) and the subsequent admission of all of the Company’s ordinary shares to listing on a reputable internationally recognised stock exchange;

Merger means the consummation of the merger of Liberty USA Merger Sub, Inc. with and into Alkuri Global Acquisition Corp. (Alkuri), with Alkuri continuing on as the surviving entity and a wholly-owned subsidiary of the Company;

Merger Agreement means the agreement and plan of merger relating to the Merger by and between the Company, Alkuri, Liberty USA Merger Sub, Inc. and the Founder dated 3 June 2021, as may be amended or varied from time to time;

office means the registered office for the time being of the Company;

ordinary resolution means a resolution passed by a simple majority of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the voting rights represented by the number of shares to which each member is entitled;

ordinary shares means the Class A Ordinary Shares and Class B Ordinary Shares and any other shares in the capital of the Company designated as ordinary shares from time to time;

paid up means paid up or credited as paid up;

person entitled by transmission means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

a physical general meeting means a general meeting held or conducted at one or more physical venues (at which facilities are not available to allow for persons who are not at such physical venue to attend or participate in the meeting electronically);

principal register means the register maintained in Jersey;

a proxy notification address means the address or addresses (including any electronic address) specified in a notice of a meeting or in any other information issued by the Company in relation to a meeting (or, as the case may be, an adjourned meeting or a poll) for the receipt of proxy notices relating to that meeting (or adjourned meeting or poll) or, if no such address is specified, the office;

register means the register of members of the Company (and, unless the context requires otherwise, includes any overseas branch register) kept and maintained in accordance with these articles and pursuant to article 41 of the Companies Law;

relevant system means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, pursuant to the 2014 Order;

seal means any common seal of the Company (if any) or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

secretary means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the Board to perform any of the duties of the secretary of the Company;

special resolution means a resolution passed by a majority of not less than 75 per cent. (or such higher majority as specified by article 5 or article 6, as applicable) of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at a general meeting of the Company of which not less than fourteen clear days' notice, including the text of the resolution and specifying the intention to propose the resolution as a special resolution, has been duly given and where a poll is taken regard shall be had in computing such majority to the voting rights represented by the number of shares to which each member is entitled (provided that, if it is so agreed by the holder or holders of a majority in number of the members having the right to attend and vote at such a meeting upon the resolution who together hold not less than 95 per cent. of the total voting rights of the members who have that right, a resolution may be proposed and passed as a special resolution at a meeting of which less than fourteen clear days' notice has been given);

Sponsor means Alkuri Sponsor LLC;

Statutes means the Companies Law, the 2014 Order and every other statute, statutory instrument, regulation or order for the time being in force concerning companies in so far as they concern the Company;

transfer office means: (i) in relation to the principal register, the location in Jersey where the principal register is kept and maintained; and (ii) where the Company keeps an overseas branch register in respect of any country, territory or place outside of Jersey (not being in the United Kingdom), the location in that country, territory or place where that overseas branch register is kept and maintained;

treasury shares means those shares held by the Company in treasury in accordance with article 58A of the Companies Law;

United States of America means the United States of America and its territories and possessions, including the District of Columbia;

US branch register means the overseas branch register of the Company, if any, maintained in the United States of America;

2014 Order means the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014, as amended from time to time;

(ii)any reference to an uncertificated share, or to a share being held in uncertificated form, means a share title to which may be transferred by means of a relevant system, and any reference to a certificated share means any share other than an uncertificated share;

(iii)any other words or expressions defined in the Companies Law or, if not defined in the Companies Law, in any other of the Statutes (in each case as in force on the date these articles take effect) have the same meaning in these articles except that the word company includes any body corporate;

(iv)any reference in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(v)words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;

(vi)any reference to writing includes a reference to any method of reproducing words in a legible form;

(vii)any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

(viii)any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

(ix)any reference to a show of hands includes such other method of casting votes as the Board may from time to time approve;

(x)any reference to a person who is attending or participating in a meeting electronically is a reference to a person whose attendance or participation at that meeting is enabled by a facility or facilities (whether electronic or otherwise), other than physical presence at a general meeting, which allows persons who may not be physically present together to communicate with each other any information or opinions they may have on any particular item of business of the meeting; electronic attendance and participation shall be construed accordingly;

(xi)where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the Board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by that person; and

(xii)any reference to:

(A)rights attaching to any share;

(B)members having a right to attend and vote at general meetings of the Company;

(C)dividends being paid, or any other distribution of the Company's assets being made, to members; or

(D)interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Statutes, be construed as though any treasury shares held by the Company had been cancelled.

(b)Subject to the Statutes, a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under these articles.

(c)Headings to these articles are inserted for convenience only and shall not affect construction.

3.Limited liability

The liability of the members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.

SHARE CAPITAL

4.Share capital and rights attached to shares

The authorised share capital of the Company is as specified in the Memorandum of Association of the Company.

The Company may issue the following shares in the capital of the Company with rights attaching to them as follows:

(a)Class A Ordinary Shares: Each Class A Ordinary Share shall be non-redeemable and shall be issued with one vote attaching to it for voting purposes in respect of all matters on which ordinary shares in the capital of the Company have voting rights. Save in respect of voting rights and subject to article 10, each Class A Ordinary Share shall rank pari passu in all respects with all other ordinary shares in the capital of the Company, including (but not limited to) as to rights to receive dividends and distributions, liquidation rights and proceeds upon a change of control.

(b)Class B Ordinary Shares: Each Class B Ordinary Share shall be non-redeemable and shall be issued with 15 votes attaching to it for voting purposes in respect of all matters on which ordinary shares in the capital of the Company have voting rights. Save in respect of voting rights and subject to article 10, each Class B Ordinary Share shall rank pari passu in all respects with all other ordinary shares in the capital of the Company, including (but not limited to) as to rights to receive dividends and distributions, liquidation rights and proceeds upon a change of control.

(c)Deferred Shares: Each Deferred Share shall be redeemable by the Company and shall have the rights and be subject to the restrictions set out in article 7 below.

Subject to articles 5, 6 and 10, the Class A Ordinary Shares and the Class B Ordinary Shares shall form a single class with the other ordinary shares in the capital of the Company in all respects including as to rights: (i) to receive a dividend or other distribution; (ii) upon a liquidation, dissolution or winding up of the Company; or (iii) upon a direct or indirect change of control of the Company. For the avoidance of doubt, the Deferred Shares shall have the rights and be subject to the restrictions set out in article 7 below only and shall be treated in all respects as a distinct class of shares in the capital of the Company to those of the Class A Ordinary Shares and the Class B Ordinary Shares.

5.Rights attaching to Class B Ordinary Shares

(a)The prior approval of holders of more than 50 per cent. of the issued Class B Ordinary Shares shall be required for the following matters:

(i)any amendment to the powers, preferences or other rights attached to the Class A Ordinary Shares, including (but not limited to) in respect of any subdivision, consolidation or conversion of shares;

(ii)any dividend or other distribution to the Class A Ordinary Shares which is not made pro rata to the Class B Ordinary Shares; or

(iii)the shares of the Class A Ordinary Shares are proposed to be treated differently from Class B Ordinary Shares with respect to any consolidation, subdivision, recapitalisation or similar; or with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to the Company's (or any successor’s) shareholders upon a change of control following a Listing Transaction, in each case where such action would be reasonably likely to adversely affect the rights attaching to the Class B Ordinary Shares.

(b)To the extent that any matter referred to in article 5(a) would be given effect by way of special resolution, the majority referred to in the definition of "special resolution" shall be a majority comprising both: (i) 75 per cent. of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at the applicable meeting; and (ii) the positive vote of a member or members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) who alone or together hold more than 50 per cent. of the issued Class B Ordinary Shares (which shall be deemed to constitute the prior approval of the holders of more than 50 per cent. of the issued Class B Ordinary Shares referred to above).

(c)Subject to the requirements of article 6, any rights attaching to the Class B Ordinary Shares may only be varied in accordance with the provisions of article 20.

6.Rights attaching to Class A Ordinary Shares

(a)The prior approval of holders of more than 50 per cent. of the issued Class A Ordinary Shares shall be required for the following matters:

(i)any amendment to the powers, preferences or other rights attached to the Class B Ordinary Shares, including (but not limited to) in respect of any subdivision, consolidation or conversion;

(ii)any dividend or other distribution to the Class B Ordinary Shares which is not made pro rata to the Class A Ordinary Shares; or

(iii)the shares of the Class B Ordinary Shares are proposed to be treated differently from Class A Ordinary Shares with respect to any consolidation, subdivision, recapitalisation or similar; or with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to the Company's (or any successor’s) shareholders upon a change of control following a Listing Transaction, in each case where such action would be reasonably likely to adversely affect the rights attaching to the Class A Ordinary Shares, for which purpose, where the Class A Ordinary Shares are held by a single holder, that holder shall be entitled to specify the number of Class A Ordinary Shares in respect of which it gives its prior approval, and the reference above to the prior approval of holders of more than fifty percent (50 per cent.) of the issued Class A Ordinary Shares shall be deemed to be to the prior approval of the holder of the Class A Ordinary Shares in respect of more than fifty percent (50 per cent.) of the issued Class A Ordinary Shares.

(b)To the extent that any matter referred to in article 6(a) would be given effect by way of special resolution, the majority referred to in the definition of "special resolution" shall be a majority comprising both: (i) 75 per cent. of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at the applicable meeting; and (ii) the positive vote of a member or members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) who alone or together are entitled to exercise more than 50 per cent. of the total voting rights exercisable by all of the Class A Ordinary Shares (which shall be deemed to constitute the prior approval of the holders of more than fifty percent (50 per cent.) of the issued Class A Ordinary Shares referred to above).

(c)Subject to the requirements of article 5, any rights attaching to the Class A Ordinary Shares may only be varied in accordance with the provisions of article 20.

7.Rights attaching to the Deferred Shares

Each Deferred Share shall confer upon the holder such rights, and be subject to restrictions, as follows:

(a)notwithstanding any other provision of these articles, a Deferred Share:

(i)does not entitle its holder to receive any dividend or distribution declared, made or paid or any return of capital and does not entitle its holder to any further or other right of participation in the assets of the Company;

(ii)does not entitle its holder to participate on a return of assets on a winding up of the Company;

(iii)does not entitle its holder to receive a share certificate in respect of his or her shareholding, save as required by the Statutes;

(iv)does not entitle its holder to receive notice of, attend, speak or vote at, any general meeting of the Company; and

(v)shall not be transferable at any time other than with the prior written consent of the Board;

(b)all or any part of the Deferred Shares from time to time shall be redeemable for US$1.00 in aggregate for all such Deferred Shares being redeemed or such higher amount as may be specified in any agreement with the member holding such Deferred Shares;

(c)the Board may, and where required pursuant to the terms of the Merger Agreement the Board shall:

(i)undertake such actions as are required to redeem any or all of the Deferred Shares in issue from time to time (subject to the requirements of the Statutes) and without any requirement to obtain the consent or sanction of the holders thereof; and

(ii)nominate any person to execute and do all such deeds, documents, acts and things as may be necessary to give effect to the actions contemplated by this article 7; and

(d)the rights attached to the Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares, any amendment or variation of the rights of any other class of shares of the Company, the Company reducing its share capital or surrender or purchase of any share, whether a Deferred Share or otherwise.

8.Mandatory conversion of the Class B Ordinary Shares

Class B Ordinary Shares shall automatically convert into and immediately be treated as Class A Ordinary Shares in the following circumstances:

(a)with the approval of the holders of at least two-thirds by nominal value of the issued Class B Ordinary Shares;

(b)upon any transfer of Class B Ordinary Shares to any person, other than to any one or more of the Founder Permitted Transferees save that, in this case, for the avoidance of doubt, only those Class B Ordinary Shares transferred shall convert to Class A Ordinary Shares and any Class B Ordinary Shares not so transferred shall not convert;

(c)where any of the Class B Ordinary Shares cease to be beneficially owned at any time by the Founder or a Founder Permitted Transferee save that, in this case, for the avoidance of doubt, only those Class B Ordinary Shares that cease to be beneficially owned by the Founder or a Founder Permitted Transferee shall convert to Class A Ordinary Shares and any Class B Ordinary Shares that continue to be beneficially owned by the Founder or a Founder Permitted Transferee shall not convert; or

(d)on such date that: (i) the Founder (together with the Founder Permitted Transferees) no longer holds at least five per cent. of the Class B Ordinary Shares held by the Founder (together with the Founder Permitted Transferees) as at the Closing Date; and (ii) is either (A) at least twelve (12) months following the Founder’s voluntary resignation as the chief executive officer and as a director of the Company; or (B) at least twelve (12) months following the death or permanent incapacity of the Founder.

9.Optional conversion of the Class B Ordinary Shares

(a)A holder of Class B Ordinary Shares shall be entitled at any time to convert all or part of their holding of fully paid Class B Ordinary Shares to the same number of fully paid Class A Ordinary Shares by delivering to the Company or its representative:

(i)written notice of the number of Class B Ordinary Shares that are to be converted, with such notice to identify the name and address of such holder, as they appear on the Company’s register (a conversion notice);

(ii)in the case of a certificated share, the certificate(s) representing the Class B Ordinary Shares to be converted; and

(iii)such additional proof of title to the relevant shares of the person requesting conversion, or authority of such person to request conversion, as the Board may require.

(b)Any conversion notice, once delivered, shall not be withdrawn without the consent of the Board. The conversion of the Class B Ordinary Shares specified in the conversion notice shall be deemed to have been made in the register, which the Board shall procure to be made at the close of business on the date of receipt by the Company of the relevant conversion notice and such additional proof of title or authority as the Board may require in accordance with article 9(a)(iii).

(c)If less than all of the Class B Ordinary Shares represented by any certificate delivered in accordance with article 9(a)(ii) are to be converted, the Company shall issue and deliver to the holder a new certificate in respect of the balance of Class B Ordinary Shares comprised in the surrendered certificate without charge within two months of the date of conversion.

(d)If the Class B Ordinary Shares to be converted are in certificated form, the Company shall issue and deliver to the holder a new certificate in respect of the newly- converted Class A Ordinary Shares within two months of the date of conversion.

(e)The Class A Ordinary Shares into which the relevant Class B Ordinary Shares are converted shall rank pari passu in all respects and form one class with the Class A Ordinary Shares then in issue.

10.Further provisions relating to ordinary shares

The Company may agree with any member that all or any part of the Class A Ordinary Shares or Class B Ordinary Shares held by such member from time to time shall be subject to provisions set out in a separate agreement.

11.Conversion to Deferred Shares

(a)The Company may agree with any member terms and conditions upon which all or any part of the Class A Ordinary Shares or Class B Ordinary Shares held by such member from time to time shall be automatically and irrevocably converted into Deferred Shares without any requirement to obtain the further consent or sanction of such member, and may deal with any such Deferred Shares in accordance with article 7.

(b)Without prejudice to the other provisions of these articles (including but not limited to article 11(a) or article 14(c)(iii)), the Board may, pursuant to any agreement with a member granting the Company an express right to do so, convert any Class A Ordinary Shares or Class B Ordinary Shares to Deferred Shares without any requirement to obtain the further consent or sanction of that member, and may deal with any such Deferred Shares in accordance with article 7.

(c)Where a director of the Company (or any affiliate of any such director within the meaning of article 82(d)) is a holder of Class A Ordinary Shares or Class B Ordinary Shares that are subject to conversion to Deferred Shares as envisaged by articles 11(a) and 11(b) above, such director shall be prohibited from counting in quorum or voting in respect of any resolutions proposed to be passed by the Board in connection with the conversion and/or subsequent redemption of such shares.

12.Authority to allot shares and grant rights

Subject to the Statutes, these articles and any resolution of the Company, the Board may offer, allot (with or without conferring a right of renunciation), grant options over, grant rights to subscribe for or to convert any security into or otherwise deal with or dispose of any unissued shares in the Company to such persons, at such times and generally on such terms as the Board may decide, save that the Board may not allot Class B Ordinary Shares except in connection with a Listing Transaction or as provided for in article 118.

13.Power to pay commission

The Company may pay commissions or brokerage fees in respect of shares on such terms as the directors may think proper.

14.Power to alter share capital

(a)Subject to the Statutes, the Company may exercise the powers conferred by the Statutes to:

(i)increase its share capital by creating new shares of such amount and in such currency or currencies as it thinks expedient;

(ii)reduce its share capital;

(iii)sub-divide or consolidate and divide all or any of its share capital;

(iv)redenominate all or any of its shares and cancel some of its shares in connection with such a redenomination; and

(v)alter its share capital in any other manner permitted by the Companies Law.

(b)A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(c)If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit. In particular, the Board may:

(i)(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the Board may be retained for the benefit of the Company) and the directors may authorise some person to execute an instrument of transfer of shares and/or any relevant buyback instrument (if applicable) to, or in accordance with the directions of, the purchaser; or

(ii)subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up the member's holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares; or

(iii)convert any such fractional entitlements into Deferred Shares.

(d)For the purpose of a sale under paragraph (c)(i) above, the Board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

15.Power to issue redeemable shares and conversion of existing non-redeemable shares

Subject to the Statutes:

(a)a share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder and the terms, conditions and manner of redemption of such shares shall be determined by the Board before the shares are allotted (and such terms and conditions shall apply as if the same were set out in these articles); and

(b)any existing non-redeemable shares (whether issued or not) may, where permitted by these articles and determined by the Board, be converted into shares that are to be redeemed or are liable to be redeemed in accordance with their terms, which may include provision for redemption at the option of either or both of the Company or holder thereof.

16.Power to purchase own shares

Subject to the Statutes, and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares. Subject to the Statutes, the Company may hold as treasury shares any shares purchased or redeemed by it.

17.Power to reduce capital

Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserves and any share premium account in any way.

18.Trusts not recognised

Except as required by law, a court of competent jurisdiction or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in or in respect of any share, except the holder's absolute right to the entirety of the share.

UNCERTIFICATED SHARES – GENERAL POWERS

19.Uncertificated shares – general powers

(a)Subject to the Statutes, the Board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

(b)In relation to any share which is for the time being held in uncertificated form:

(i)the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the Board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(ii)any provision in these articles which is inconsistent with:

(A)the holding or transfer of that share in the manner prescribed or permitted by the Statutes;

(B)any other provision of the Statutes relating to shares held in uncertificated form; or

(C)the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

shall not apply;

(iii)the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice;

(iv)the Company may require that share to be converted into certificated form in accordance with the Statutes; and

(v)the Company shall not issue a certificate.

(c)The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

(d)For the purpose of effecting any action by the Company, the Board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

VARIATION OF RIGHTS

20.Variation of rights

(a)Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (subject to the Statutes and whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of at least three quarters in nominal value of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of those shares.

(b)The provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

(i)the quorum at any such meeting (other than an adjourned meeting) shall be two members present in person or by proxy holding at least one-third in nominal amount of the issued shares of the class (excluding any shares of that class held as treasury shares);

(ii)if at any adjourned meeting of such holders the quorum required under paragraph (i) above is not present, the quorum shall be at least one member present in person or by proxy holding shares of the class;

(iii)every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by that holder; and

(iv)a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(c)Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares.

TRANSFERS OF SHARES

21.Right to transfer shares

Subject to the restrictions in these articles (including but not limited to article 22 below), a member may transfer all or any of the member's shares in any manner which is permitted by the Statutes.

22.Lock-up

(a)Subject to the exclusions in article 22(b) below and the other provisions of this article 22, no member shall be permitted to Transfer any Lock-up Shares until the earlier of:

(i)(A) in the case of a Lock-up Shareholder who is not the Founder or a Founder Permitted Transferee, the date that is six months after the Closing Date; and
(B) in the case of Lock-up Shareholder who is the Founder or a Founder Permitted Transferee, the date that is nine months after the Closing Date; and

(ii)subsequent to the Closing Date, the first date on which:

(A)the closing price of the Class A Ordinary Shares has equalled or exceeded $15.00 per Class A Ordinary Share (as adjusted for share capital subdivisions, consolidations, dividends, reorganisations, recapitalisations and the like) for any 20 trading days within any 30-

trading day period commencing at least 90 days after the Closing Date; or

(B)the Company completes a liquidation, merger, share capital exchange, reorganisation or other similar transaction that results in all of the Company’s members having the right to exchange their ordinary shares for cash, securities or other property,

(such time period, the Lock-up Period).

(b)Notwithstanding article 22(a) above, each Lock-up Shareholder or any of its Permitted Lock-up Transferees may Transfer any Lock-up Shares it holds during the Lock-up Period:

(i)in respect of Lock-up Shares held by the Founder or any of the Founder Permitted Transferees only, to the Founder Permitted Transferees and to any Permitted Lock-up Transferee pursuant to this article 22(b);

(ii)to any other Lock-up Shareholder(s);

(iii)in the case of any Lock-up Shareholder (or any Permitted Lock-up Transferee of a Lock-up Shareholder) that is a corporation, partnership, limited liability company, trust or other business entity, to any partners (general or limited), members, managers, shareholders or holders of similar equity interests in such member (or, in each case, its nominee or custodian), or any of its or their Affiliates;

(iv)by bona fide gift or gifts, including to a charitable organisation;

(v)in the case of an individual, transmission upon death of such individual in accordance with article 27;

(vi)to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of a member or the Immediate Family Member of a member;

(vii)to any Immediate Family Member or other dependent;

(viii)to a nominee or custodian of a person to whom a disposition or transfer would be permissible under paragraphs 22(b)(iv) to 22(b)(vii) inclusive above;

(ix)pursuant to an order or decree of a Governmental Entity;

(x)to the Company or its subsidiary or parent entities upon death, disability or termination of employment, in each case, of such holder;

(xi)pursuant to a bona fide tender offer, merger, consolidation or other similar transaction, in each case made to all holders of ordinary shares, involving a Change of Control (including negotiating and entering into an agreement providing for any such transaction); provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Lock-up Shareholder’s shares shall remain subject to the provisions of this article 22;

(xii)to the Company pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase ordinary shares pursuant to any employee benefit plans or arrangements which are set to expire during the Lock-up Period, where any shares received by a member upon any such exercise will be subject to the terms of this article 22;

(xiii)for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements which are set to expire or automatically vest during the Lock-up Period, in each case on a “cashless” or “net exercise” basis, where any shares received by such member upon any such exercise or vesting will be subject to the terms of this article 22,

(xiv)for the purpose of repaying any loan issued by the Company to any executive officer at the closing of the Merger;

(xv)in any transaction relating to ordinary shares acquired by a member in open market transactions;

(xvi)otherwise with the prior written consent or by resolution of a majority of the Board;

(xvii)in the case of the Founder and any Founder Permitted Transferee, pursuant to a pledge, of up to 10,918,824 ordinary shares, in a bona fide transaction to a lender of such member, as disclosed in writing to the Company; or

(xviii)any transfers made pursuant to or otherwise in connection with the option agreement between Hanging Gardens Limited and the Founder dated 17 August 2016,

provided that, a Permitted Lock-up Transferee may only Transfer any Lock-Up Shares held by it to another Permitted Lock-up Transferee of the original Lock-up Shareholder that held such Lock-up Shares at the Closing Date and, in the case of each transfer or distribution pursuant to paragraphs 22(b)(i) to 22(b)(vii) (inclusive) above:

(A)each donee, trustee, distributee or transferee, as the case may be, shall be bound by the restrictions set out in this article 22;

(B)any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives equity interests of such transferee or such transferee’s interests in the transferor and except for any transfer pursuant to paragraph 22(b)(i) only, to which this paragraph (B) shall not apply; and

(C)if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares are required or are voluntarily made during the Lock-up Period, such member shall provide the Company prior written notice informing them of such report or filing and such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be is bound by the restrictions set out in this article 22.

(c)For the avoidance of doubt, members shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Lock- up Period so long as no Transfers of such members’ ordinary shares in contravention of this article 22 are effected prior to the expiration of the Lock-up Period.

(d)The Company shall be entitled to enter stop transfer instructions with the its transfer agent and registrar against the transfer of any Lock-up Shares except in compliance with the restrictions in this article 22 and, where applicable, to the addition of a legend to such member's Lock-up Shares describing the restrictions in this article 22.

(e)Nothing in this article 22 shall limit:

(i)any Transfer of ordinary shares to any person (including, subject to the Statutes, to the Company) pursuant to article 14(c); or

(ii)any purchase or redemption of ordinary shares or Deferred Shares by the Company pursuant to and in accordance with article 16.

(f)For the purposes of this article 22:

(i)Affiliate has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act;

(ii)Change of Control means any transaction or series of transactions:

(A)following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons (other than the Company, Alkuri (as defined below) or any of their respective subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing 50 per cent. or more of the voting power of or economic rights or interests in the Company, Alkuri or any of their respective subsidiaries,

(B)constituting a merger, consolidation, reorganisation or other business combination, however effected, following which either (1) the members of the Board or the board of directors of Alkuri immediately prior to such merger, consolidation, reorganisation or other business combination do not constitute at least a majority of the board of directors of the company surviving the combination or, if Alkuri is a subsidiary, the ultimate parent thereof or (2) the voting securities of the Company, Alkuri or any of their respective subsidiaries immediately prior to such merger, consolidation, reorganisation or other business combination do not continue to represent or are not converted into 50 per cent. or more of the combined voting power of the then outstanding voting securities of the person resulting from such combination or, if Alkuri is a subsidiary, the ultimate parent thereof, or (C) the result of which is a sale of all or substantially all of the assets of the Company or the surviving corporation (as appearing in its most recent balance sheet) to any person;

(iii)Governmental Entity means any United States or foreign or international federal, state, local, municipal or other government, governmental or quasi- governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private);

(iv)Immediate Family Member means any person that is related by blood or current or former marriage or adoption, in each case that is not more remote than a first cousin;

(v)Lock-up Shares means with respect to any Lock-up Shareholder and its respective Permitted Lock-up Transferees, (A) the ordinary shares held by such person immediately following the closing of the Merger (including, for the avoidance of doubt, any ordinary shares held by such person following the closing of the Merger that are subject to a separate agreement between the member and the Company in accordance with article 10), and (B) the ordinary shares issuable to such person upon the settlement or exercise of restricted stock units, share options or other equity awards outstanding as of immediately following the closing of the Merger in respect of awards of the Company outstanding immediately prior to the closing of the Merger, determined as if, with respect to any such equity awards that are net exercised, such equity awards were instead cash exercised, but excludes any Relevant Warrants;

(vi)Lock-up Shareholders means the holders of ordinary shares in the capital of the Company immediately prior to the closing of the Merger, excluding any ordinary shares issued and allotted to the PIPE Investors on the Closing Date;

(vii)Permitted Lock-up Transferees means, prior to the expiry of the Lock-Up Period, any person to whom such member (or any other Permitted Lock-up Transferee of such member) is permitted to transfer ordinary shares held by it pursuant to article 22(b);

(viii)PIPE Investors means the investors who subscribe for private placement shares in the Company on the Closing Date;

(ix)Relevant Warrants means (A) warrants to acquire ordinary shares issued by the Company to the Sponsor at closing of the Merger; and (B) the ordinary shares issued or issuable upon the settlement or exercise of such warrants;

(x)Transfer shall mean the:

(A)sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security;

(B)entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or

(C)public announcement of any intention to effect any transaction specified in article 22(f)(x)(A) or 22(f)(x)(B).

23.Transfers of uncertificated shares

The Company shall maintain a record of uncertificated shares in accordance with the Statutes.

24.Transfers of certificated shares

(a)An instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(b)Subject to article 24(c), the Board may in its absolute discretion refuse to register any instrument of transfer of a certificated share unless it is:

(i)left at the office, the transfer office, or at such other place as the Board may decide, for registration;

(ii)accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or the intending transferor's right to transfer the shares; and

(iii)in respect of only one class of shares.

(c)The Board shall not refuse to register a transfer of a certificated share to or from Cede & Co. unless the registration of such transfer would be contrary to the provisions of article 22 or the Companies Law.

(d)All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

25.Other provisions relating to transfers

(a)No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

(b)The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

(c)Nothing in these articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

(d)Subject to article 24(c), unless otherwise agreed by the Board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

26.Notice of refusal

If the Board refuses to register a transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged, give to the transferor and the transferee notice of the refusal together with its reasons for refusal. The Board shall provide the transferor and the transferee with such further information about the reasons for the refusal as the transferor and/or the transferee may reasonably request.

TRANSMISSION OF SHARES

27.Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and the member's personal representatives where the member was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to the member's shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by the member solely or jointly.

28.Election of person entitled by transmission

(a)A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the Board may require and subject as provided in this article, elect either to be registered personally as the holder of the share or to nominate some other person to be registered as the holder of the share.

(b)If the person elects to be registered personally, the person shall give notice to the Company to that effect. If the person elects to have another person registered, the first person shall execute a transfer of the share to that other person or shall execute such other document or take such other action as the Board may require to enable that other person to be registered.

(c)The provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

29.Rights of person entitled by transmission

(a)A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as the person would have if the person were the holder except that, until the person becomes the holder, the person shall not be entitled to attend or vote at any general meeting of the Company.

(b)The Board may at any time give notice requiring any such person to elect either to be registered personally or to transfer the share and, if after 90 days the notice has not been complied with, the Board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

GENERAL MEETINGS

30.General meetings

(a)The Board shall determine whether any general meeting is to be held as:

(i)a physical general meeting; or

(ii)an electronic general meeting.

(b)The Board may make whatever arrangements it considers fit to allow those entitled to do so to participate in any general meeting. In the case of an electronic general meeting, the Board need only make arrangements for those entitled to do so to participate electronically (and need not make any provision for attendance at any physical venue).

(c)Unless otherwise specified in the notice of meeting; decided by the Board in accordance with article 31(a)(ii); or determined by the chair of the meeting either pursuant to article 31(a)(iii) or otherwise, a general meeting is deemed to take place at the place where the chair of the meeting is at the time of the meeting.

(d)Two or more persons who may not be in the same place as each other attend a general meeting if their circumstances are such that if they have rights to speak and vote at that meeting, they are able to exercise them, and are able to hear the other attendees.

(e)A person is present at a general meeting if the person attends it in accordance with the provisions of these articles.

(f)A person is able to participate in a meeting if the person's circumstances are such that if the person has rights in relation to the meeting, the person is able to exercise them.

(g)In determining whether persons are attending or participating in a meeting, other than a physical general meeting, it is immaterial where any of them are or how they are able to communicate with each other, provided they can hear each other speak.

(h)A person is able to exercise the right to speak at a general meeting when the chair of the meeting is satisfied that arrangements are in place so as to enable that person to communicate by speaking to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

(i)A person is able to exercise the right to vote at a general meeting when:

(i)that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii)that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

31.Meeting at more than one place or in more than one format

(a)A general meeting may be held at more than one place, or may be participated in in more than one way, if:

(i)the notice convening the meeting so specifies; or

(ii)the Board resolves, after the notice convening the meeting has been given, that:

(A)the meeting shall be held at one or more than one place in addition to any place or places specified in the notice; or

(B)arrangements will also be made for attendance and participation electronically; or

(iii)it appears to the chair of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend at that place.

(b)A general meeting held at more than one place or participated in in more than one way in accordance with paragraph (a) above, is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chair of the meeting is satisfied that facilities (whether electronic or otherwise) are available to enable each person present at each place and/or attending or participating in it electronically to participate in the business of the meeting.

(c)Each person who is present at any place of the meeting or who is attending it electronically, and who would be entitled to count towards the quorum in accordance with the provisions of article 37 shall be counted in the quorum for, and shall be entitled to vote at, the meeting.

32.Annual general meetings

The Board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

33.Convening of general meetings other than annual general meetings

(a)The Board may convene a general meeting other than an annual general meeting whenever it thinks fit.

(b)A general meeting may also be convened in accordance with article 71.

(c)A general meeting shall also be convened by the Board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(d)The Board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

34.Separate general meetings

Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

1.Length, form and content of notice

(a)Subject to the Statutes, all general meetings shall be called by not less than 14 clear days' notice or by not less than such minimum notice period as is permitted by the Statutes.

(b)Notice of every general meeting shall be given to all members other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

(c)The notice (including any notice given by means of a website) shall comply with all applicable requirements in the Statutes and shall specify whether the meeting will be an annual general meeting.

(d)Without prejudice to the provisions of article 31(a), if it is anticipated that a meeting will be conducted as an electronic general meeting, the notice of meeting shall state how it is proposed that persons attending or participating in the meeting electronically should communicate with the meeting.

36.Omission or non-receipt of notice

The accidental omission to give notice of a general meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of the notice or instrument of proxy (as applicable) by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

37.Quorum

(a)No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(b)Two qualifying persons entitled to vote, which must include at least one holder of Class B Ordinary Shares for so long as any Class B Ordinary Shares remain in issue and have a right to vote at such meeting, shall be a quorum, unless:

(i)each is a qualifying person only because that person is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(ii)each is a qualifying person only because that person is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

(c)For the purposes of this article, a qualifying person means:

(i)an individual who is a member of the Company;

(ii)a person authorised to act as the representative of a corporation in relation to the meeting; or

(iii)a person appointed as proxy of a member in relation to the meeting.

(d)If within 15 minutes from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned for ten clear days (or, if that day is a Saturday, a Sunday or a holiday, to the next working day) and at the same time and place (and/or, if appropriate, with similar or equivalent facilities for electronic attendance and participation) as the original meeting, or, subject to article 42(g) and the Statutes, to such other day, and at such other time and place (and/or, if appropriate, with such other facilities for electronic attendance and participation), as the Board may decide.

(e)If at an adjourned meeting a quorum is not present within 15 minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

38.Security

The Board may, subject to the Statutes, make any physical or electronic security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, arranging for any person attending a meeting physically to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may:

(i)refuse physical or electronic entry to a meeting to any person who refuses to comply with any such arrangements; and

(ii)physically or electronically eject from a meeting any person who causes the proceedings to become disorderly.

39.Chair

(a)At each general meeting, the chair of the Board (if any) or, if the chair is absent or unwilling, the deputy chair (if any) of the Board or (if more than one deputy chair is present and willing) the deputy chair who has been longest in such office, shall preside as chair of the meeting. If neither the chair nor deputy chair is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chair of the meeting. If no director is present within 15 minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chair of the meeting, the members present and entitled to vote shall choose one of their number to preside as chair of the meeting.

(b)Subject to the Statutes (and without prejudice to any other powers vested in the chair of a meeting) when conducting a general meeting, the chair of the meeting may make whatever arrangements and take whatever actions as the chair considers, in the chair's sole discretion, to be appropriate or conducive to the facilitation of the conduct of the business of the meeting, proportionate discussion on any item of business of the meeting, or the maintenance of good order.

(c)If the chair of a general meeting is participating in that meeting electronically and becomes disconnected from the meeting, another person (determined in accordance with the provisions of paragraph (a) above) shall preside as chair of the meeting unless and until the original chair regains electronic connection with the meeting. In the event that no replacement chair is presiding over the general meeting (and the original chair has not regained electronic connection with the meeting) 20 minutes after the original chair became disconnected from the meeting, the meeting shall be adjourned to a time and place (and/or, if appropriate, facilities for electronic attendance and participation) to be fixed by the Board.

40.Right to attend and speak

(a)A director shall be entitled to attend and speak at any general meeting of the Company whether or not the director is a member.

(b)The chair may invite any person to attend and speak at any general meeting of the Company if the chair considers that such person has the appropriate knowledge or experience of the Company's business to assist in the deliberations of the meeting.

(c)A proxy shall be entitled to speak at any general meeting of the Company.

41.Resolutions and amendments

(a)Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chair of the meeting in the chair's absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)In the case of a resolution to be proposed as a special resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

(c)In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

(i)in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the office at least 48 hours before the time fixed for the holding of the relevant meeting; or

(ii)in any case, the chair of the meeting in the chair's absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

The giving of notice under paragraph (i) above shall not prejudice the power of the chair of the meeting to rule the amendment out of order.

(d)With the consent of the chair of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

(e)If the chair of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or the resolution in question shall not be invalidated by any error in the chair's ruling. Any ruling by the chair of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

42.Adjournment

(a)With the consent of any general meeting at which a quorum is present the chair of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place (and/or, if appropriate, facilities for electronic attendance and participation) to place (and/or, if appropriate, facilities for electronic attendance and participation).

(b)In addition, the chair of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and, if the chair considers it appropriate, facilities for electronic attendance and participation) if, in the chair's opinion, it would facilitate the conduct of the business of the meeting to do so.

(c)In addition, the chair of the meeting shall at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and/or, if appropriate, with other facilities for electronic attendance and participation) if, in the chair's opinion, the facilities (whether electronic or otherwise, and whether affecting the place (or more than one place) of the meeting or any electronic participation arrangements) are not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting.

(d)Nothing in this article shall limit any other power vested in the chair of the meeting to adjourn the meeting.

(e)All business conducted at a general meeting up to the time of any adjournment shall, subject to paragraph (f) below, be valid.

(f)The chair of the meeting may specify that only the business conducted at a general meeting up to a point in time which is earlier than the time of adjournment is valid if, in the chair's opinion, to do so would be more appropriate.

(g)Whenever a meeting is adjourned for 30 days or more or sine die, at least 14 clear days' notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(h)No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

43.Method of voting

All resolutions put to the vote of a general meeting shall be decided on a poll.

44.How poll is to be taken

(a)A poll shall be taken at such time (either at the meeting at which the resolution is proposed or within 30 days after the meeting), at such place and in such manner (including electronically) as the chair of the meeting shall direct and the chair may appoint scrutineers (who need not be members).

(b)A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

(c)It shall not be necessary (unless the chair of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(d)On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all the member's votes or cast all the votes used in the same way.

(e)The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded (or deemed to have been demanded).

45.Validity of meeting

All persons seeking to attend or participate in a general meeting electronically shall be responsible for maintaining adequate facilities to enable them to do so. Subject only to the requirement for the chair to adjourn a general meeting in accordance with the provisions of article 42(c), any inability of a person or persons to attend or participate in a general meeting electronically shall not invalidate the proceedings of that meeting.

VOTES OF MEMBERS

46.Voting rights

(a)Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company (including, for the avoidance of doubt, such rights and restrictions as apply to the Class A Ordinary Shares and Class B Ordinary Shares as set out in articles 4(a) and 4(b) above), on a poll, every member who is present in person or by a duly appointed proxy shall have one vote for each share of which he or she is the holder.

(b)For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, determined by the Board, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.

47.Representation of corporations

(a)Any corporation which is a member of the Company may, by resolution of its Board or other governing body, authorise any person or persons to act as its representative or representatives at any general meeting of the Company.

(b)The Board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.

48.Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

49.Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning mental disorder may vote by the member's receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

50.Voting rights suspended where sums overdue

Unless the Board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by that member unless all calls and other sums presently payable by that member in respect of that share have been paid.

51.Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chair of the meeting, whose decision shall be final and conclusive.

PROXIES

52.Proxies

(a)A proxy need not be a member of the Company and a member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member.

(b)The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(c)The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

53.Appointment of proxy

(a)Subject to the Statutes, the appointment of a proxy may be in such form as is usual or common or in such other form as the Board may from time to time approve and shall be signed by the appointor, or the appointor's duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature need not be witnessed.

(b)Without limiting the provisions of these articles, the Board may from time to time in relation to uncertificated shares: (i) approve the appointment of a proxy by means of a communication sent in electronic form which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as the Board may from time to time prescribe (subject always to the facilities and requirements of the relevant system)); and (ii) approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means. In addition, the Board may prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

54.Receipt of proxy

(a)A proxy appointment:

(i)must be received at a proxy notification address not less than 48 hours (or such shorter time as the Board decides) before the time fixed for holding the meeting at which the appointee proposes to vote; or

(ii)in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at a proxy notification address not less than 24 hours (or such shorter time as the Board decides) before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(iii)in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must be received:

(A)at a proxy notification address in accordance with (i) above;

(B)by the chair of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or

(C)at a proxy notification address by such time as the chair of the meeting may direct at the meeting at which the poll is demanded.

In calculating the periods mentioned, no account shall be taken of any part of a day that is not a working day (within the meaning of the Companies Law).

(b)The Board may, but shall not be bound to, require reasonable evidence of the identity of the member and of the proxy, the member's instructions (if any) as to how the proxy is to vote and, where the proxy is appointed by a person acting on behalf of the member, authority of that person to make the appointment.

(c)The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraph (b), above has not been received in accordance with the requirements of this article.

(d)Subject to paragraph (c) above, if the proxy appointment and any of the information required under paragraph (b) above, is not received in the manner set out in paragraph
(a) above, the appointee shall not be entitled to vote in respect of the shares in question.

(e)If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

55.Notice of revocation of authority etc.

(a)A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at a proxy notification address not less than six hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

(b)A vote given by a proxy or by a representative of a corporation shall be valid notwithstanding that the vote was not cast in accordance with any instructions given by the member by whom the proxy or representative of a corporation is appointed. The Company shall not be obliged to check whether the proxy or representative of a corporation has in fact voted in accordance with any such member's instructions.

56.Information Rights

(a)A member who holds shares on behalf of another person may nominate that person to enjoy information rights.

(b)For the purposes of article 56(a), information rights means:

(i)the right to receive a copy of all communications that the Company sends to its members generally or to any class of members that includes the person making the nomination;

(ii)the right of a debenture holder to receive a copy of the Company’s last annual accounts and a copy of the auditor’s report on the accounts; and

(iii)the right of a member to receive a document or information from the Company in hard copy form.

MEMBERS' RESOLUTIONS IN WRITING

57.Members' resolutions in writing

If at any time and from time to time the holder(s) of Class B Ordinary Shares hold not less than a simple majority of the total voting rights held by the members of the Company:

(a)A resolution in writing (including a special resolution but excluding a resolution removing an auditor) signed by members (who would be entitled to receive notice of and attend and vote at a general meeting at which such a resolution would be proposed) or by their duly appointed agents or attorneys representing such number of voting rights of eligible members as would have been required to pass such resolutions on a poll taken at a meeting of the members (or of a class of members) shall be as valid and effectual as if it had been passed at a general meeting of the Company duly convened and held (and, for the avoidance of doubt, any minimum notice period requirements applicable to special resolutions shall not apply).

(b)Any such resolution may consist of several documents in the like form each signed by one or more of the members or their agent or attorneys and signature in the case of a body corporate which is a member shall be sufficient if made by a director or other duly authorised officer thereof or its duly appointed agent or attorney.

Save as set out above, the passing of a resolution of the members in writing shall be prohibited.

DIRECTORS

58.Number of directors

The directors shall not, unless otherwise determined by an ordinary resolution of the Company, be less than three but shall not be subject to a maximum number.

59.Directors need not be members

A director need not be a member of the Company.

ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS

60.Election of directors by the Company

(a)Subject to these articles, the Company may by ordinary resolution (including pursuant to article 57 where applicable) elect any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(b)No person (other than a director retiring in accordance with these articles) shall be elected or re-elected a director unless:

(i)the person is recommended by the Board; or

(ii)during the period from and including the date that is 120 days before, to and including the date that is 90 days before, the proposed date of the general meeting of the Company or, where applicable, the date on which an ordinary resolution pursuant to article 57 is passed, there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of the member's intention to propose a resolution for the election of that person, stating the particulars which would, if the person were so elected, be required to be included in the Company's register of directors and a notice executed by that person of the person's willingness to be elected.

(c)The chairman of any general meeting at which resolutions contained any member's notice referred to in article 60(b)(ii) are proposed may waive the notice requirements set out in article 60(b)(ii) and submit to the general meeting the name(s) of any person(s) duly qualified and willing to be elected as a director of the Company for election or re-election (as the case may be). Where article 57 applies and a director is proposed to be elected or re-elected by ordinary resolution of the Company passed in accordance with article 57, the holder(s) of a simple majority of the Class B Ordinary Shares may waive the notice requirements set out in article 60(b)(ii) in writing.

61.Separate resolutions for election of each director

Every ordinary resolution for the election of a director shall relate to one named person and a single resolution for the election of two or more persons shall be void, unless at a general meeting a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

62.The Board's power to appoint directors

The Board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

63.Retirement of directors

(a)At each annual general meeting every director who held office on the date seven days before the date of notice of the annual general meeting shall retire from office. Each retiring director shall be eligible for re-election, and a director who is re-elected will be treated as continuing in office without a break.

(b)A retiring director who is not re-elected shall retain office until the close of the meeting at which that director retires.

(c)If the Company, at any meeting at which a director retires in accordance with these articles, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-elected, unless at the meeting a resolution is passed not to fill the vacancy or to elect another person in that director's place or unless the resolution to re-elect that director is put to the meeting and lost.

64.Removal of directors

(a)The Company may by ordinary resolution remove any director before that director's period of office has expired notwithstanding anything in these articles or in any agreement between that director and the Company.

(b)Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between that director and the Company.

65.Vacation of office of director

Without prejudice to the provisions of these articles for retirement or removal, the office of a director shall be vacated if:

(i)the director is prohibited by law from being a director; or

(ii)the director becomes bankrupt or makes any arrangement or composition with the director's creditors generally; or

(iii)a registered medical practitioner who has examined the director gives a written opinion to the Company stating that the director has become physically or mentally incapable of acting as a director and may remain so for more than three months and the Board resolves that the director's office be vacated; or

(iv)if for more than six months the director is absent, without special leave of absence from the Board, from board meetings held during that period and the Board resolves that the director's office be vacated; or

(v)the director gives to the Company notice of the director's wish to resign, in which event the director shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

66.Executive directors

(a)The Board may appoint one or more directors to hold any executive office under the Company (including that of chair, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(b)The remuneration of a director appointed to any executive office shall be fixed by the Board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of that director's remuneration as a director.

(c)A director appointed as executive chair, chief executive or managing director shall automatically cease to hold that office if that person ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between that director and the Company. A director appointed to any other executive office shall not automatically cease to hold that office if that person ceases to be a director unless the contract or any resolution under which the director holds office expressly states that the director shall, in which case that cessation shall be without prejudice to any claim for damages for breach of any contract of service between that director and the Company.

REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS

67.Special remuneration

(a)The Board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(b)Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Board may decide in addition to any remuneration payable under or pursuant to any other of these articles.

68.Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by the director in and about the discharge of the director's duties, including the director's expenses of travelling to and from board meetings, committee meetings and general meetings. Subject to any guidelines and procedures established from time to time by the Board, a director may also be paid out of the funds of the Company all expenses incurred by the director in obtaining professional advice in connection with the affairs of the Company or the discharge of the director's duties as a director.

69.Pensions and other benefits

The Board may exercise all the powers of the Company to:

(a)pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose the Board may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

(b)establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

(c)support and subscribe to any institution or association which may be for the benefit of the Company or of any associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

POWERS OF THE BOARD

70.General powers of the Board to manage the Company's business

(a)The business of the Company shall be managed by the Board which may exercise all the powers of the Company, subject to the Statutes, these articles and any resolution of the Company. No resolution or alteration of these articles shall invalidate any prior act of the Board which would have been valid if the resolution had not been passed or the alteration had not been made.

(b)The powers given by this article shall not be limited by any special authority or power given to the Board by any other article.

71.Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number of directors fixed by or in accordance with these articles, the continuing directors or director may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

72.Provisions for employees

The Board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

73.Power to borrow money

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

74.Power to change the name of the Company

Subject to the Statutes, the Company may change its name by special resolution.

DELEGATION OF BOARD'S POWERS

75.Delegation to individual directors

The Board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

76.Committees

(a)The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The Board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the Board.

(b)The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the Board and (subject to such regulations) by these articles regulating the proceedings of the Board so far as they are capable of applying.

77.Local boards

(a)The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in Jersey or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(b)The Board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(c)Any appointment or delegation under this article may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.

78.Powers of attorney

The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

DIRECTORS' INTERESTS

79.Declaration of interests in a proposed transaction or arrangement with the Company

A director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which to a material extent conflicts or may conflict with the interests of the Company and of which such director is aware, shall disclose to the Company the nature and extent of such director's interest.

80.Provisions applicable to declarations of interest

For the purposes of article 79:

(a)the disclosure shall be made at the first meeting of the directors at which the transaction is considered after the director concerned becomes aware of the circumstances giving rise to such director's duty to make it or, if for any reason the director fails to do so at such meeting, as soon as practical after the meeting, by notice in writing delivered to the secretary;

(b)the secretary, where the disclosure is made to shall inform the directors that it has been made and shall in any event table the notice of the disclosure at the next meeting after it is made;

(c)a disclosure to the Company by a director in accordance with article 80(a) above that such director is to be regarded as interested in a transaction with a specified person is sufficient disclosure of that director's interest in any such transaction entered into after the disclosure is made; and

(d)any disclosure made at a meeting of the directors shall be recorded in the minutes of the meeting.

81.Directors' interests and voting

(a)Subject to the Statutes and to declaring any interest or interests in accordance with articles 79 and 80, a director may:

(i)enter into or be interested in any transaction or arrangement with the Company, either with regard to the director's tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise;

(ii)hold any other office or place of profit with the Company (except that of auditor) in conjunction with the director's office of director for such period (subject to the Statutes) and upon such terms as the Board may decide and be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles;

(iii)act personally or by the director's firm in a professional capacity for the Company (except as auditor) and be entitled to remuneration for professional services as if the director were not a director;

(iv)be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any holding company or subsidiary undertaking of that holding company or any other company in which the Company may be interested. The Board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company); and

(i)be or become a director, manager or employee of, or a consultant to, or acquire or retain any direct or indirect interest in, any entity (whether or not a body corporate) in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the director's appointment as a director of that other company.

(b)A director shall not, by reason of holding office as director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from any interest permitted under paragraph (a) above and no contract shall be liable to be avoided on the grounds of any director having any type of interest permitted under paragraph (a) above.

(c)A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning that director's own appointment (including fixing or varying its terms), or the termination of that director's own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns that director's own appointment or the termination of that director's own appointment.

(d)A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any transaction or arrangement with the Company in which the director has an interest which may reasonably be regarded as likely to give rise to a conflict of interest and, if the director purports to do so, the director's vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

(i)any transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

(ii)the giving of any guarantee, security or indemnity in respect of:

(A)money lent or obligations incurred by the director or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

(B)a debt or obligation of the Company or any of its subsidiary undertakings for which the director personally has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(iii)indemnification (including loans made in connection with it) by the Company in relation to the performance of the director's duties on behalf of the Company or of any of its subsidiary undertakings;

(iv)any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which the director is or may be entitled to participate in the director's capacity as a holder of any such securities or as an underwriter or sub-underwriter;

(v)any transaction or arrangement concerning any other company in which the director does not hold, directly or indirectly as shareholder voting rights representing one per cent. or more of any class of shares in the capital of that company;

(vi)any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(vii)the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

(e)If any question arises at any meeting as to whether an interest of a director (other than the chair of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chair of the meeting) to vote in relation to a transaction or arrangement with the Company and the question is not resolved by the director voluntarily agreeing to abstain from voting, the question shall be referred to the chair of the meeting and the chair's ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to the director concerned, has not been fairly disclosed. If any question shall arise in respect of the chair of the meeting and is not resolved by the chair voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Board (for which purpose the chair shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.

(f)Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this article.

82.No duty of confidentiality to another person; waiver of corporate opportunity

(a)A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular, the director shall not be in breach of the general duties he owes to the Company because he fails:

(i)to disclose any such information to the Board or to any director or other officer or employee of the Company; and/or

(ii)to use or apply any such information in performing his duties as a director of the Company.

(b)Where the existence of a director's relationship with another person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company because he:

(i)absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(ii)makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

(c)To the fullest extent permitted by law, the Company hereby agrees that no director (excluding the Founder) (a relevant director) shall have any obligation to refrain from engaging, directly or indirectly and whether or not by or through his affiliates, in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to any relevant director or his affiliates, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Company hereby further agrees that no relevant director shall have any duty to communicate or offer such business opportunity to the Company (and that there shall be no restriction on any relevant director or any of his affiliates using the general knowledge and understanding of the Company and the industry in which the Company operates that such relevant director has gained from occupying the position of a director) and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries or shareholders for breach of any fiduciary or other duty as a director solely by reason of the fact that the relevant director or his affiliates pursue or acquire such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries, or uses such knowledge and understanding in the manner described herein.

(d)For the purposes of paragraph (c) above and article 11(c), an affiliate of a relevant director means an entity (whether or not a body corporate) of which the relevant director is a director, manager or employee, or to which the relevant director is a consultant, or in which the relevant director has any direct or indirect interest (an affiliated entity), and any other entity (whether or not a body corporate) in which an affiliated entity of the relevant director has any direct or indirect interest, but in each case excluding the Company and its subsidiaries.

(e)The provisions of paragraphs (a), (b) and (c) above are without prejudice to any equitable principle or rule of law which may excuse the director from:

(i)disclosing information, in circumstances where disclosure would otherwise be required under these articles; or

(ii)attending meetings or discussions or receiving documents and information as referred to in paragraph (b) above, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles or the law.

PROCEEDINGS OF THE BOARD

83.Board meetings

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

84.Notice of board meetings

Notice of a board meeting may be given to a director personally or by word of mouth or given in hard copy form or in electronic form to the director at such address as the director may from time to time specify for this purpose (or if the director does not specify an address, at the director's last known address). A director may waive notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

85.Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two directors. Subject to these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the Board meeting if no other director objects and if otherwise a quorum of directors would not be present.

86.Chair or deputy chair to preside

(a)The Board may appoint a chair and one or more deputy chair(s) and may at any time revoke any such appointment.

(b)The chair, or failing the chair any deputy chair (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chair or deputy chair has been appointed, or if the chair or deputy chair is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chair of the meeting, the directors present shall choose one of their number to act as chair of the meeting.

87.Competence of board meetings

A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

88.Voting

Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chair of the meeting shall have a second or casting vote.

1.Telephone/electronic board meetings

(a)A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other means (whether electronically or otherwise) which enables the director:

(i)to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting; and

(ii)if the director so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them).

(b)A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 71, may participate in the manner specified above in the business of the meeting.

(c)A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chair of the meeting participates.

(d)A resolution passed at any meeting held in the above manner, and signed by the chair of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee of the Board, as the case may be) duly convened and held.

90.Resolutions without meetings

A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or communication in electronic form or in several documents or communications in electronic form (in like form), each signed or approved by one or more of the directors concerned. For the purpose of this article the approval of a director shall be given in hard copy form or in electronic form.

91.Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the Board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

92.Minutes

The Board shall cause minutes to be made and kept in books kept for the purpose:

(i)of all appointments of officers made by the Board;

(ii)of the names of all the directors present at each meeting of the Board and of any committee; and

(iii)of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the Board and of any committee.

SECRETARY

93.Secretary

Subject to the Companies Law, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it thinks fit, and the Board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between the secretary and the Company).

SHARE CERTIFICATES

94.Issue of share certificates

(a)A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) within the time limits prescribed by the Statutes to receive one certificate for those shares, or one certificate for each class of those shares and, if that person transfers part of the shares represented by a certificate in that person's name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares, provided in all cases that there shall be no requirement to issue any certificate to Cede & Co. in respect of any shares held by it.

(b)In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(c)A share certificate shall be issued under seal or signed by at least one director and the secretary or by at least two directors (which may include any signature being applied mechanically or electronically). A share certificate shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares and (where required by the Statutes), the distinguishing numbers of such shares. Any certificate so issued shall, as against the Company, be prima facie evidence of title of the person named in that certificate to the shares comprised in it.

(d)A share certificate may be given to a member in accordance with the provisions of these articles on notices and the Statutes.

95.Charges for and replacement of certificates

(a)Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(b)Any two or more certificates representing shares of any one class held by any member may at the member's request be cancelled and a single new certificate issued.

(c)If any member surrenders for cancellation a certificate representing shares held by that member and requests the Company to issue two or more certificates representing those shares in such proportions as that member may specify, the Board may, if it thinks fit, comply with the request on payment of such fee (if any) as the Board may decide.

(d)If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the Board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.

(e)In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

96.Lien on partly paid shares

(a)The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(b)The Board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien (if any) on that share.

97.Enforcement of lien

(a)The Company may sell any share subject to a lien in such manner as the Board may decide if an amount payable on the share is due and is not paid within 14 clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(b)To give effect to any sale under this article, the Board may authorise some person to transfer the share sold to, or as directed by, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(c)The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender, in the case of shares held in certificated form, of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

98.Calls

(a)Subject to the terms of these articles and the terms of which the shares are allotted, the Board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on the member's shares. A call may be revoked or postponed as the Board may decide.

(b)Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the Board authorising that call is passed.

(c)A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(d)The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

99.Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the Board may decide, but the Board may waive payment of the interest, wholly or in part.

100.Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, whether in respect of nominal value or premium, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these articles shall apply as if that sum had become due and payable by virtue of a call.

101.Power to differentiate

On any allotment of shares the Board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

102.Payment of calls in advance

The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the member paying the sum in advance.

FORFEITURE OF SHARES

103.Notice of unpaid calls

(a)If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the Board may give a notice to the holder requiring the holder to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(b)The notice shall state a further day, being not less than 14 clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(c)The Board may accept a surrender of any share liable to be forfeited.

104.Forfeiture on non-compliance with notice

(a)If the requirements of a notice given under article 103 are not complied with, any share in respect of which it was given may at any time thereafter (before the payment required by the notice is made) be forfeited by a resolution of the Board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(b)If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

105.Power to annul forfeiture or surrender

The Board may, at any time before the forfeited or surrendered share has been sold, re- allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

106.Disposal of forfeited or surrendered shares

(a)Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the Board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The Board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.

(b)A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall that person's title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

107.Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall, in the case of shares held in certificated form, surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the Board) to pay to the Company all moneys payable by that person on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the Board shall decide, in the same manner as if the share had not been forfeited or surrendered. The Board may waive payment of interest wholly or in party and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. Such a person shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

SEAL

108.Seal

(a)The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the Board.

(b)The Board shall provide for the safe custody of every seal of the Company.

(c)A seal shall be used only by the authority of the Board or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form or in electronic form by a majority of the directors or of the members of a duly authorised committee.

(d)The Board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

(e)Unless otherwise decided by the Board:

(i)certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

(ii)every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature.

DIVIDENDS

109.Declaration of dividends by the Company

Subject to the provisions of the Companies Law, the Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the Board.

110.Fixed and interim dividends

Subject to the provisions of the Companies Law, the Board may pay interim dividends and may also pay any dividend payable at a fixed rate at intervals settled by the Board whenever the financial position of the Company, in the opinion of the Board, justifies its payment. If the Board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

1.Calculation and currency of dividends

(a)Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(i)all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(ii)all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(iii)dividends may be declared or paid in any currency.

(b)The Board may agree with any member that dividends which may at any time or from time to time be declared or become due on that member's shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

112.Method of payment

(a)The Company may pay any dividend or other sum payable in respect of a share by such method as the Board may decide. The Board may decide to use different methods of payment for different holders or groups of holders. Without limiting any other method of payment which the Board may decide upon, the Board may decide that payment can be made, wholly or partly and exclusively or optionally:

(i)by cheque or dividend warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(ii)by a bank or other funds transfer system or by such other electronic means as the Board may decide (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(iii)in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).

(b)If the Board decides that any dividend or other sum payable in respect of a share will be made exclusively by one or more of the methods referred to in paragraph (a)(ii) above to an account, but no such account is nominated by the holder (or, in case of joint holders, all the joint holders) or if an attempted payment into a nominated account is rejected or refunded, the Company may treat that dividend or other sum payable as unclaimed.

(c)Any such cheque or dividend warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.

(d)Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these articles shall be a good discharge to the Company.

(e)Any joint holder or other person jointly entitled to any share may give an effective receipt for any dividend or other sum paid in respect of the share.

(f)Any dividend, distribution or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if that person or those persons were the holder or joint holders of that share and that person's address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

113.Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

114.Calls or debts may be deducted from dividends

The Board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from that person (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

115.Unclaimed dividends etc.

(a)All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. All dividends and any other such monies unclaimed for a period of 10 years after having been declared shall be forfeited and cease to remain owing by the Company.

(b)If the Company exercises its power of sale in accordance with article 129, all dividends and other such monies payable on that share shall be forfeited and cease to remain owing by the Company.

(c)The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

116.Uncashed dividends

If:

(i)a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company or a payment has failed (including where the payment has been rejected or refunded) and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or

(ii)such a payment is left uncashed or returned to the Company or fails (including where the payment has been rejected or refunded) on two consecutive occasions,

the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until that person notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

117.Dividends in specie

(a)With the authority of an ordinary resolution of the Company and on the recommendation of the Board, payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(b)Where any difficulty arises with the distribution, the Board may settle the difficulty as it thinks fit and, in particular, may issue fractional certificates (or ignore fractions), fix the value for distribution of the specific assets or any part of them, determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the Board may think fit.

118.Scrip dividends

(a)The Board may, with the authority of an ordinary resolution of the Company, offer any holders of any particular class of shares the right to elect to receive further shares of that class, credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a scrip dividend) in accordance with the following provisions of this article.

(b)The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.

(c)The basis of allotment shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).

(d)For the purposes of paragraph (c) above the value of the further shares shall be:

(i)equal to the final reported per share closing price as quoted for a fully paid share of the relevant class, as shown in the NASDAQ Daily List for the day on which such shares are first quoted "ex" the relevant dividend and the four subsequent dealing days; or

(ii)calculated in such manner as may be determined by or in accordance with the ordinary resolution.

(e)The Board shall give notice to the holders of such shares of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(f)The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares of the relevant class shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the Board may consider appropriate.

(g)The further shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except as regards participation in the relevant dividend.

(h)The Board may decide that the right to elect for any scrip dividend shall not be made available to members resident in any territory where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous.

(i)The Board may do all acts and things as it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of shares in respect of any dividend is less than the value of one new share of the relevant class (as determined for the basis of any scrip dividend) the Board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(j)The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

(k)The Board shall not make a scrip dividend available unless the Company has sufficient undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

(l)The Board may decide at any time before the further shares are allotted that such shares shall not be allotted and pay the relevant dividend in cash instead. Such decision may be made before or after any election has been made by holders of shares in respect of the relevant dividend.

CAPITALISATION OF RESERVES

119.Capitalisation of reserves

(a)The Board may, with the authority of an ordinary resolution of the Company or, if required by the Companies Law, a special resolution:

(i)subject to these articles, resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

(ii)appropriate that sum as capital to the holders of ordinary shares in proportion to the nominal amount of the ordinary share capital held by them respectively and apply that sum on their behalf in paying up in full any shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account, the capital redemption reserve, any redenomination reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up shares to be allotted credited as fully paid up.

(b)Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the Board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the Board may think fit.

(c)The Board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

120.Capitalisation of reserves – employees' share schemes

(a)This article (which is without prejudice to the generality of the provisions of article 119) applies where, pursuant to an employees' share scheme:

(i)a person is granted a right to acquire shares in the Company for no payment or at a price less than their nominal value; or

(ii)the terms on which any person is entitled to acquire shares in the Company are adjusted so that the price payable to acquire them is less than their nominal value,

and the relevant shares are to be subscribed.

(b)In any such case the Board:

(i)may, without requiring any further authority of the Company in general meeting, at any time transfer to a reserve account a sum (the reserve amount) which is equal to the amount required to pay up the nominal value of the shares in full, after taking into account the amount (if any) payable by the person from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(ii)(subject to paragraph (d) below) will not apply the reserve amount for any purpose other than paying up the nominal value on the allotment of the relevant shares.

(c)Whenever the Company allots shares to a person pursuant to a right described in article 120(a), the Board will (subject to the Statutes) appropriate to capital the amount of the reserve amount necessary to pay up the nominal value of those shares in full, after taking into account the amount (if any) payable by the person, apply that amount in paying up the nominal value of those shares in full and allot those shares credited as fully paid to the person entitled to them.

(d)If any person ceases to be entitled to acquire shares as described in article 120(a), the restrictions on the reserve amount will cease to apply in relation to the part of that amount (if any) applicable to those shares.

RECORD DATES

121.Fixing of record dates

(a)Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares and subject always to the Companies Law, the Company or the Board may fix any date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(b)In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

122.Accounting records

(a)The Board shall cause accounting records of the Company to be kept in accordance with the Statutes.

(b)No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the Board or by any ordinary resolution of the Company.

REGISTER

123.Register Requirements

(a)The directors shall keep, or cause to be kept, at the transfer office (but in relation to the principal register not, for the avoidance of doubt, at a place outside Jersey), the register in the manner required by the Companies Law.

(b)Subject to the provisions of the Companies Law, the Company may keep an overseas branch register in any country, territory or place (other than in the United Kingdom).

The Board may (subject to the Companies Law and the requirement that no overseas branch register shall be kept in the United Kingdom) make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register, including any regulations regarding the transfer of shares from such overseas branch register to the register, the transfer of shares from the register to such overseas branch register or the inspection of the overseas branch register. For so long as the shares of the Company are listed on NASDAQ, the Company shall maintain a US branch register.

(c)For so long as the shares of the Company are listed on NASDAQ, all members shall have their shares registered on the US branch register unless the Board otherwise resolves. The Board may take such action as it deems necessary to transfer any shares from the principal register or any other register to the US branch register. Each director (acting alone) will be deemed to have been appointed as the agent of any holder with shares registered on any register other than the US branch register with full power to execute, complete and deliver, in the name of and on behalf of the holder, any transfer form or other documents necessary to transfer such shares from the relevant register to the US branch register. Such appointment is:

(i)made with effect from the later of (i) the holder becoming the holder of such shares and (ii) any share in the Company being listed on NASDAQ; and

(ii)irrevocable for a period of one year thereafter.

COMMUNICATIONS

124.Communications to the Company

(a)Subject to the Statutes and except where otherwise expressly stated in these articles, any document, notice or information to be sent or supplied to the Company (whether or not such document, notice or information is required or authorised under the Statutes) shall be in hard copy form or, subject to paragraph (b) below, be sent or supplied in electronic form or by means of a website.

(b)Subject to the Statutes, a document, notice or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the Board from time to time for the receipt of documents in electronic form. The Board may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

125.Communications by the Company

(a)A document notice or information may be sent or supplied in hard copy form by the Company to any member either personally or by sending or supplying it by post addressed to the member at the member's registered address or by leaving it at that address.

(b)Subject to the Statutes (and other rules applicable to the Company), a document, notice or information may be sent or supplied by the Company to any member in electronic form to such address as may from time to time be authorised by the member concerned or by making it available on a website and notifying the member concerned in accordance with the Statutes (and other rules applicable to the Company) that it has been made available. A member shall be deemed to have agreed that the Company may send or supply a document, notice or information by means of a website if the conditions set out in the Statutes have been satisfied.

(c)In the case of joint holders of a share, any document, notice or information sent or supplied by the Company in any manner permitted by these articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

126.When communication is deemed received

(a)Any document, notice or information, if sent by recorded delivery post or by courier, shall be deemed to have been received on delivery, if sent by airmail, shall be deemed to have been received five days following that on which the envelope containing it is put into the post, if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post and in proving that a document, notice or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post.

(b)Any document, notice or information not sent by post but left at a registered address or address at which a document, notice or information may be received shall be deemed to have been received on the day it was so left.

(c)Any document, notice or information, if sent or supplied by electronic means, shall be deemed to have been received on the day on which the document, notice or information was sent or supplied by or on behalf of the Company.

(d)If the Company receives a delivery failure notification following a communication by electronic means in accordance with paragraph (c) above, the Company shall send or supply the document, notice or information in hard copy or electronic form (but not by electronic means) to the member either personally or by post addressed to the member at the member's registered address or by leaving it at that address. This shall not affect when the document, notice or information was deemed to be received in accordance with paragraph (c) above.

(e)Where a document, notice or information is sent or supplied by means of a website, it shall be deemed to have been received:

(i)when the material was first made available on the website; or

(ii)if later, when the recipient was deemed to have received notice of the fact that the material was available on the website.

(f)A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(g)Every person who becomes entitled to a share shall be bound by every notice in respect of that share which before that person's name is entered in the register was given to the person from whom that person derives title to the share.

127.Record date for communications

(a)For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under any Statute, a provision in these articles or any other instrument, the Company may determine that persons entitled to receive such notices, documents or other information are those persons entered on the register at the close of business on a day determined by it.

(b)The day determined by the Company under paragraph (a) above may not be more than 15 days before the day that the notice of the meeting, document or other information is given.

128.Communication to person entitled by transmission

Where a person is entitled by transmission to a share, any notice or other communication shall be given to that person, as if that person were the holder of that share and that person's address noted in the register were that person's registered address. In any other case, any notice or other communication given to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly given in respect of any share registered in the name of that member as sole or joint holder.

UNTRACED MEMBERS

129.Sale of shares of untraced members

(a)The Company may sell, in such manner as the Board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission if:

(i)during a period of 12 years at least three cash dividends have become payable in respect of the share to be sold;

(ii)during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a bank or other funds transfer system or other electronic system or means (including, in the case of uncertificated shares, a relevant system) has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(iii)on or after the expiry of that period of 12 years the Company has sent, or caused to be sent, a notice to the registered address or last known address the Company has for the member or other person entitled by transmission to the share, giving notice of its intention to sell the share (provided that before sending such a notice, the Company shall have made, or caused to be made, such tracing enquiries for the purpose of contacting that member or other person as the Board considers to be reasonable and appropriate in the circumstances); and

(iv)during the period of three months following the sending of the notice referred to in paragraph (iii) above and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(b)The Company's power of sale shall extend to any further share which, on or before the sending of the notice pursuant to paragraph (a)(iii) above, is issued in right of a share to which paragraph (a) above applies (or in right of any share to which this paragraph applies) if the conditions set out in paragraphs (a)(ii) to (iv) above are satisfied in relation to the further share (but as if the references to a period of 12 years were references to a period beginning on the date of allotment of the original share and ending on the date of sending the notice referred to above).

(c)To give effect to any sale, the Board may authorise some person to transfer the share to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money; nor shall the title of the new holder to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

130.Application of proceeds of sale

(a)The net proceeds of any sale made under article 129 will be forfeited and will belong to the Company. The Company will not be liable in any respect to the former member or members or other person who may or would have been entitled to the share or shares by law for the proceeds of sale, and the Company may use the proceeds of sale for any purpose as the Board may decide.

DESTRUCTION OF DOCUMENTS

131.Destruction of documents

(a)Subject to the Statutes, the Board may authorise or arrange the destruction of documents held by the Company as follows:

(i)at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

(ii)at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(iii)at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

(iv)at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

(b)Subject to the Statutes, it shall conclusively be presumed in favour of the Company that:

(i)every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(ii)every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(iii)every share certificate so destroyed was a valid certificate duly and properly cancelled;

(iv)every other document mentioned in paragraph (a) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(v)every paid dividend warrant and cheque so destroyed was duly paid.

(c)The provisions of paragraph (b) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(d)Nothing in this article shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in paragraph (a) above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this article.

(e)References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

132.Powers to distribute in specie

If the Company is in liquidation, the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Statutes:

(i)divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

(ii)vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

INDEMNITY AND INSURANCE, ETC.

133.Directors' indemnity, insurance and defence

(a)Subject to the provisions of the Companies Law, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company, provided that this article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this article, or any element of it, to be treated as void under the Companies Law or otherwise unlawful under the Companies Law.

(b)Without prejudice to the foregoing, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(i)a director, officer, employee or auditor of the Company or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(ii)a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (i) above are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

FORUM SELECTION

134.Forum Selection

(a)Unless the Company consents in writing to the selection of an alternative forum, the Courts of Jersey shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i)any derivative action or proceeding brought on behalf of the Company;

(ii)any action, including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including but not limited to duties arising under the Companies Law); and/or

(iii)any action arising out of or in connection with these articles (pursuant to any provision of the laws of Jersey or these articles (as either may be may be amended from time to time)) or otherwise in any way relating to the constitution or conduct of the Company, other than any such action in any way relating to the conduct of the Company arising out of a breach of any federal law of the United States of America or the laws of any State of the United States of America.

(b)Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor thereto.

(c)For the avoidance of doubt, nothing contained in this article 134 shall apply to any action brought to enforce a duty or liability created by the Exchange Act or any successor thereto.